UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2020

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi

(State or Other Jurisdiction of Incorporation)

001-12103 (Commission File Number)	64-0709834 (IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS (Address of Principal Executive Offices)	39530 (Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	PFBX	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 22, 2020. There were 4,943,186 shares entitled to vote at the Annual Meeting. Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:

(a)	Election of five directors to hold office for a term of one year:

	Approve	Disapprove	Abstain	Not Voted		Outstanding
Ronald G. Barnes	3,153,141.516	549,779.242		1,240,265.242	(1)	4,943,186.000
Padrick D. Dennis	3,153,041.516	549,879.242		1,240,265.242	(1)	4,943,186.000
Jeffrey H. O'Keefe	3,155,456.516	547,464.242		1,240,265.242	(1)	4,943,186.000
George J. Sliman, III	3,153,126.516	549,794.242		1,240,265.242	(1)	4,943,186.000
Chevis C. Swetman	2,990,109.790	703,748.968	9,062.000	1,240,265.242	(1)	4,943,186.000

(1)	Includes 680,219broker non-votes.

(b)	Appointment of Wipfli LLP as the independent public accountants:

Approve	4,369,394.403
Disapprove	12,132.000
Abstain	1,613.355
Not Voted	560,046.242
Total Shares Outstanding	4,943,186.000

(c)	Transaction of other business:

Approve	2,921,873.317
Disapprove	510,231.000
Abstain	276,517.441
Not Voted (1)	1,234,564.242
Total Shares Outstanding	4,943,186.000

(1)	Includes 674,518 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2020

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman Chairman, President and CEO